As filed with the Securities and Exchange Commission on July 24, 1998
                                                   Registration No. 333-48267
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549
                          ------------------------
                       POST-EFFECTIVE AMENDMENT NO. 1
                                     to
                                  Form S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ASHLAND INC.
           (Exact name of Registrant as specified in its charter)

           Kentucky                                           61-0122250
(State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                         Identification No.)

            1000 ASHLAND DRIVE, RUSSELL, KENTUCKY 41169 (606) 329-3333
   (Address, including   zip  code, and telephone  number, including  area
              code, of Registrant's principal executive offices)

                          THOMAS L. FEAZELL, Esq.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                ASHLAND INC.
                             1000 ASHLAND DRIVE
                          RUSSELL, KENTUCKY 41169
                               (606) 329-3333
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:
                            SUSAN WEBSTER, Esq.
                          CRAVATH, SWAINE & MOORE
                             825 EIGHTH AVENUE
                          NEW YORK, NEW YORK 10019
                              (212) 474-1000

      Approximate  date of commencement of proposed sale to  the   public:
   From  time  to  time  after  the Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____

                         ------------------------
                      CALCULATION OF REGISTRATION FEE

============================== ==================== ==================== ==================== ====================
                                                                              Proposed
          Title of                                                             Maximum
         Securities                  Amount          Proposed Maximum         Aggregate            Amount of
            to be                     to be           Offering Price          Offering           Registration
         Registered                Registered          Per Share (1)          Price (1)             Fee (2)
------------------------------ -------------------- -------------------- -------------------- --------------------
Common Stock
(par value $1.00 per share)
and Rights attached thereto          482,575             $56.4375            $27,235,327           $8,034.42
============================== ==================== ==================== ==================== ====================


 (1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low reported sale prices of the Registrant's Common Stock on the New York Stock Exchange, Inc. Composite Tape on March 13, 1998.

(2) Previously paid.


=============================================================================

                             INTRODUCTORY NOTE


         This Post-Effective Amendment No. 1 is being filed in order to remove from registration 420,000 shares of Ashland Common Stock, par value $1.00 per share, which remain unsold at the termination of the offering described in the related Prospectus.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Russell and Commonwealth of Kentucky on July 24, 1998.

                                            ASHLAND INC.


                                           By:   /s/ Thomas L. Feazell
                                               ----------------------------
                                                   Thomas L. Feazell
                                                   Senior Vice President,
                                                      General Counsel
                                                       and Secretary

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 24, 1998.

     Signature                                                  Title

      Paul W. Chellgren*      Chairman of the Board and Chief Executive Officer
----------------------------

      J. Marvin Quin*         Senior Vice President and Chief Financial Officer
----------------------------


      Kenneth L. Aulen*       Administrative Vice President, Controller and
----------------------------  Principal Accounting Officer

      Samuel C. Butler*       Director
----------------------------

      Frank C. Carlucci*      Director
----------------------------

      James B. Farley*        Director
----------------------------

      Mannie L. Jackson*      Director
----------------------------

      Patrick F. Noonan*      Director
----------------------------

      Jane C. Pfeiffer*       Director
----------------------------

      Michael D. Rose*        Director
----------------------------

      William L. Rouse, Jr.*  Director
----------------------------


  *  By:   /s/ Thomas L. Feazell
          --------------------------
             Thomas L. Feazell
             Attorney-in-fact

   July 24, 1998

      * Original powers of attorney  authorizing Paul W. Chellgren,  Thomas
   L. Feazell, and David L. Hausrath and each of them, to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the Registrant have been filed with the Commission as Exhibit 24 to this Registration Statement.